UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Code Number)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On October 26, 2006, CPI Corp. (the “Company”) entered into a Second Amendment to that certain Retention Agreement with Thomas Gallahue, the Executive Vice President, Special Projects of the Company, dated as of January 12, 2006. The summary of the Amendment set forth in this Form 8-K is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.65 to this Form 8-K. A copy of the Retention Agreement was filed as an exhibit to the Company’s Form 8-K filed on January 19, 2006 and a copy of the First Amendment to Retention Agreement was filed on August 29, 2006.

The Second Amendment changed Mr. Gallahue’s Retirement Date from October 27, 2006 to the later of (a) February 3, 2007 or (b) such date as the Company and Gallahue mutually agree. The Second Amendment also provides for a bonus to be paid to Mr. Gallahue for the period from October 8, 2006 through the Retirement Date based on the Company’s performance for the fourth quarter of its 2006 fiscal year.

On October 30, 2006, the Company entered into a Resignation Agreement with Paul Rasmussen, who served as the Company’s Chief Executive Officer and President until he left the Company on October 10, 2006. The summary of the Resignation Agreement set forth in this Form 8-K is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.66 to this Form 8-K. Under the Resignation Agreement, Mr. Rasmussen resigned from his employment and all officer positions with the Company and its subsidiaries and the Company agreed to pay Mr. Rasmussen a lump sum Separation Payment equal to 12 months of his base salary.

Item 9.01.     Financial Statements and Exhibits

(c)	Exhibits

10.65	Second Amendment to Retention Agreement, dated as of October 26, 2006, by and between Consumer Programs Incorporated and Thomas Gallahue

10.66	Resignation Agreement dated as of October 30, 2006, by and between CPI Corp. and Paul C. Rasmussen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

Date: November 11, 2006	By:	/s/ Gary W. Douglass
Gary W. Douglass
Executive Vice President, Finance, Chief Financial Officer and Treasurer